EMPLOYEE BENEFITS AGREEMENT


     THIS EMPLOYEE BENEFITS AGREEMENT ("Agreement") is made as of _______, 2001. The parties ("Parties") to this Agreement are RPC, Inc., a Delaware corporation ("RPC"), Marine Products Corporation, a Delaware corporation ("Marine"), and Chaparral Boats, Inc., a Georgia corporation ("Chaparral").

                                    RECITALS

         WHEREAS, Chaparral is a wholly-owned subsidiary of RPC and a member of a Controlled Group (as hereinafter defined) that includes RPC;

         WHEREAS, RPC has formed Marine as a wholly-owned subsidiary of RPC and the board of directors of RPC has approved the transfer, as a capital contribution, of all of the issued and outstanding capital stock of Chaparral to Marine, followed by the distribution of all of the issued and outstanding shares of capital stock of Marine to the holders of the issued and outstanding shares of capital stock of RPC (the "Spinoff");

         WHEREAS, immediately subsequent to the Spinoff, Chaparral will employ substantially all the persons who were employed by Chaparral prior to the Spinoff;

         WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which Marine and/or Chaparral shall provide various employee benefits to those Employees (as hereinafter defined) who remain employed by Chaparral on the Spinoff Date or who become employed by Marine on the Spinoff Date or who thereafter become employed by Chaparral or Marine.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     1.1 GENERAL. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Action: any demand, action or cause of action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal related to, arising out of or resulting from any employee liability.

          Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, that RPC and Marine shall be deemed not to be Affiliates of each other for purposes of this Agreement.

          Code: the Internal Revenue Code of 1986, as it may be amended or recodified from time to time.

          Controlled Group: two or more business entities affiliated within the meaning of Code Sections 414(b), 414(c), 414(m) and/or 414(o).

          Employee Benefit Plans: (i) any severance, disability, cafeteria, bonus, stock option, stock appreciation, stock purchase, deferred compensation, or similar types of plans, agreements, policies or arrangements that currently are established, maintained or contributed to by RPC or Chaparral for the benefit of any former or present employees or their beneficiaries, dependents or spouses, and (ii) any employee welfare and employee pension benefit plans (as such terms are defined in Section 3(1) and 3(2), respectively, of ERISA) which are applicable to former or present Employees or their beneficiaries, dependents or spouses, and that currently are established, maintained or contributed to by RPC or Chaparral.

          Employee/Labor Law: any federal, state, local or municipal law (including common law), statute, ordinance, regulation, order, decree, judgment, decision, ruling, permit or authorization (each as may be in effect, applicable and binding, from time to time) relating or applicable to the work place or to the employer/employee relationship including, without limitation, any of the foregoing relating or applicable to wage and hour claims, collective bargaining and labor laws, ERISA-governed employee benefit and welfare plans, federal, state and local tax withholding and payment rules and regulations, workers' compensation and similar laws, accrued vacation statutes, and sexual harassment and anti-discrimination laws.

          Employee Liability: any and all debts, charges, liabilities, warranties and obligations (of any nature or type whatsoever regardless of when arising), whether accrued, contingent or reflected on a balance sheet including, without limitation, liability for administrative, civil or criminal penalties or forfeitures, and attorneys' fees or other costs of defending an Action or a claim of Employee Liability under any Employee/Labor Law.

          Employees: Employees of Marine and/or Chaparral on and after the Spinoff Date.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          Spinoff Date: The date the Spinoff is effective.



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     1.2 OTHER  DEFINITIONS.  Capitalized terms not specifically  defined herein shall have the meanings ascribed thereto in the Agreement Regarding Distribution and Plan of Reorganization of even date herewith by and between RPC and Marine.


                                    ARTICLE 2

                                    EMPLOYEES

     2.1 CONDITIONS OF EMPLOYMENT. (a) Nothing in this Agreement shall require either Marine or Chaparral to employ any person who declines employment with Marine or Chaparral on or after the Spinoff Date; and (b) nothing in this Agreement shall be interpreted to prohibit or otherwise restrict Marine or Chaparral from terminating the employment of any Employee, or from changing the salary or wage range, grade level or location of employment of any Employee, in accordance with their respective personnel policies and procedures following the Spinoff Date. Without limiting the generality of Section 5.9 hereof, no Employee or other person shall have any rights as a third party beneficiary under this Agreement.

     2.2 CERTAIN PAYROLL DEDUCTIONS. Effective as of the Spinoff Date, to the extent (if any) required by applicable law, Marine and/or Chaparral will assume RPC's obligation to comply with any garnishment order applicable to any Employee. Furthermore, if an Employee has any outstanding liability or obligation to RPC (for example, salary advances) which existed on the Spinoff Date, which has resulted in a special payroll deduction for such Employee, then, to the extent permitted under applicable law, Marine and/or Chaparral will withhold such amounts for RPC's benefit from the Employee's compensation earned subsequent to the Spinoff Date. RPC will provide the special payroll deduction information or garnishment information at least fifteen (15) days prior to the date Marine and/or Chaparral assumes payroll processing responsibility for an Employee.

                                    ARTICLE 3

                             EMPLOYEE BENEFIT PLANS

     3.1 WELFARE BENEFIT PLANS. RPC and Chaparral each maintain various welfare benefit plans (as defined by Section 3(1) of ERISA), including Code Section 125 cafeteria plans that allow their respective employees to pay medical premiums on a pre-tax basis. These plans shall not be combined as a result of the Spinoff; RPC and Chaparral will each continue to sponsor their own separate welfare benefit plans, including medical and life insurance benefits, following the Spinoff Date.

     3.2 VACATION, HOLIDAY, SICK LEAVE AND SHORT-TERM DISABILITY POLICIES. Marine and/or Chaparral shall credit all Employees for any accrued vacation and sick leave earned but not taken by such Employees in the current year through the Spinoff Date; and provided, further, that Marine and/or Chaparral shall be solely responsible for payment of, and shall indemnify, defend, reimburse and hold RPC and its Affiliates harmless from and against, any accrued vacation,


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

sick leave payoff or short-term disability liability to any Employee incurred by or imposed upon RPC under its current vacation, holiday, sick leave and short-term disability policies or under any applicable state or local law or statute. Any such accrued vacation, holiday, earned but not taken sick leave or short-term disability leave shall be credited in accordance with the vacation, holiday, sick leave and short-term disability policies adopted or maintained by Marine or Chaparral effective on and after the Spinoff Date.

     3.3 RPC, INC. RETIREMENT INCOME PLAN.

          (a) Marine shall adopt the RPC, Inc. Retirement Income Plan and its related Trust as a "multiple employer" as of the Spinoff Date.

          (b) Any administrative work necessary shall be provided by RPC in exchange for cash in an amount to be determined at a later date.

     3.4 RPC 401(K) PLAN.

          (a) Marine shall adopt the RPC 401(k) Plan and its related Trust as a "multiple employer" as of the Spinoff Date.

          (b) Any administrative work necessary shall be provided by RPC in exchange for cash in an amount to be determined at a later date.

     3.5 SEVERANCE LIABILITIES. Marine and Chaparral each acknowledge that the transactions contemplated by the Spinoff will not result in RPC being or becoming liable for any severance pay to any Employee and Marine shall indemnify RPC in respect thereof.

     3.6 2001 EMPLOYEE STOCK INCENTIVE PLAN. On or before the Spinoff Date, Marine shall adopt the Marine Products Corporation 2001 Employee Stock Incentive Plan (the "Marine 2001 Plan"). Following the completion of the Spinoff, Marine Employees who are not also employees of RPC with outstanding RPC options or performance restricted stock awards that have not been earned and issued into escrow immediately prior to the effective date of the Spinoff will receive options or awards of Marine under the Marine 2001 Plan equivalent in value to the RPC stock options or awards at such time as follows:

          (a) Each Employee of Marine with outstanding RPC options will be granted replacement options with the exercise price determined by multiplying the Average Percentage (as defined below) by two times the original exercise price, and the number of shares subject to such replacement grant determined by dividing the number of shares subject to options currently held by the Average Percentage and dividing the result by two. "Average Percentage" shall mean one-half of Marine's average closing stock price on the American Stock Exchange ("AMEX"), or if the Marine common stock is not traded on the AMEX, such other exchange or quotation system on which it is traded, during the 10 consecutive trading days beginning on the trading day that is 10 trading days after the effective date of the Spinoff divided by the sum of (i) the daily average of the closing stock price of RPC and (ii) one-half of the daily average of the closing


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

stock price of Marine, in each case during the 10 consecutive trading days beginning on the trading day that is 10 trading days after the effective date of the Spinoff.

          (b) Each Employee of Marine with outstanding RPC performance restricted stock awards that have not been earned and issued into escrow will be granted the number of replacement shares of performance restricted stock determined by dividing the number of shares subject to performance restricted stock grants by the Average Percentage and dividing the result by two, and the average stock price condition for each grant of replacement performance restricted stock will be determined by multiplying each original average stock price condition by the Average Percentage and multiplying the result by two.

          (c) Each Employee of Marine with RPC time-lapse restricted stock awards or performance restricted stock awards that have been issued and are held in escrow on the Spinoff Date shall receive an equivalent RPC replacement grant that allows employment by Marine to continue the grant after the Spinoff and 0.5 share of Marine common stock for each share of RPC common stock subject to the RPC replacement grant as of the close of business on the Spinoff Date. Any shares received pursuant to this Section 3.6(c) shall also be held in escrow on the same terms as the original RPC award.

          (d) Notwithstanding the replacement grants of options and awards as described herein this section, all other provisions and terms of any stock option agreements and time-lapse or restricted stock agreements previously entered into by an Employee shall continue to apply on and after the effective time of the Spinoff with respect to any options or awards previously granted under RPC's 1994 Employee Stock Incentive Plan, to the extent that, prior to the effective time of the Spinoff, they have not been exercised or become void under the terms of such agreements under which such options or awards were granted.

     3.7 DUAL EMPLOYEES. Each Employee who continues as a RPC and Marine or Chaparral Employee ("Dual Employee") immediately after the Spinoff that holds outstanding RPC options or performance restricted stock awards that have not been earned and issued into escrow will receive replacement grants for one-third of such outstanding options and awards under the Marine 2001 Plan equivalent in value to the options and awards surrendered for cancellation to RPC pursuant to the terms set forth in a Cancellation Agreement entered into by such Dual Employee and RPC.

                                    ARTICLE 4

                                 INDEMNIFICATION

     4.1 INDEMNIFICATION.  In addition to the indemnity obligations set forth in
Section 3.2 hereof, Marine and/or Chaparral agree to indemnify, defend, reimburse and hold harmless RPC and its Affiliates, and the officers, directors, employees, agents and representatives of RPC and its Affiliates (each, an "RPC Indemnified Party"), from and against any and all Actions, assessments, losses, damages, liabilities, costs and reasonable expenses including, without limitation, interest, penalties, fines, excise taxes and reasonable attorneys' fees and expenses, asserted against or imposed upon or incurred by any RPC


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

Indemnified Party which result from, arise out of or are related to any failure by Marine and/or Chaparral to comply with the terms of this Employee Benefits Agreement. RPC agrees to indemnify, defend reimburse and hold harmless Marine and its Affiliates, and the officers, directors, employees, agents and representatives of said companies (each, a "Marine Indemnified Party"), from and against any and all Actions, assessments, losses, damages, liabilities, costs and reasonable expenses including, without limitation, interest, penalties, fines, excise taxes and reasonable attorneys' fees and expenses, asserted against or imposed upon or incurred by any Marine Indemnified Party which result from, arise out of or are related to any failure on the part of RPC to comply with the terms of this Employee Benefits Agreement.

     4.2 PROCEDURE FOR INDEMNIFICATION. In the event any action, suit or proceeding is brought pursuant to this Article 4 or Section 3.2 hereof, the Parties shall comply with and be subject to the indemnification procedures set forth in the Distribution Agreement.


                                    ARTICLE 5

                                  MISCELLANEOUS

     5.1 BINDING AGREEMENT. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.

     5.2 ASSIGNMENT. No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other Party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning Party of its obligations hereunder.

     5.3 NOTICES. All notices or other communications required or permitted to be given hereunder shall be made pursuant to the notice provisions set forth in the Distribution Agreement.

     5.4 NO WAIVER. No delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any Party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the Parties hereto may otherwise have at law or in equity.

     5.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and the agreements and other documents referred to herein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings, statements or representations, oral or in writing, of the Parties relating thereto. This Agreement may be modified or amended only by written agreement of the Parties. In addition to the foregoing, any amendment to this Agreement must, in the case of each of Marine, RPC, and Chaparral, be approved by one of their respective elected officers,


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

with their respective execution of such amendment to evidence conclusively such approval.

     5.6 SHARING OF INFORMATION. RPC and Marine recognize that each of them will require certain information regarding employees of the other company or its subsidiaries. Each agrees to provide the information requested by the other in good faith, and on a reasonably prompt basis. The requesting party shall be required to pay a reasonable amount for administrative expenses incurred by the supplying party in preparing the requested information. Such information will include but not be limited to that which is required for testing benefit plans for coverage, maximum benefit and contribution limitations, annual reports, and year-end or other periodic valuations.

     5.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

     5.9 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other person any rights or remedies hereunder.

     5.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.11 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have made a good faith effort in this Agreement to provide for those issues involving employee benefits in the transaction which can be reasonably foreseen. The parties acknowledge that other such issues may arise, and they agree to work in good faith to resolve any differences in light of the general principle that all matters involving RPC benefit plans are the responsibility of RPC except that Marine and/or Chaparral intend to be responsible, on an ongoing basis following the Spinoff Date, for the administration and expense of those Marine/Chaparral benefits which Marine and/or Chaparral have determined to continue or adopt for the Employees on and after the Spinoff Date.

     5.12 DISPUTES. Any disputes between the parties based upon, related to, or arising in connection with this Agreement shall be resolved in accordance with the dispute resolution procedure set forth in Section 12.10 of the Distribution Agreement.



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

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                 RPC, INC.


                                 By: _____________________________________
                                 Its: ____________________________________


                                 MARINE PRODUCTS CORPORATION


                                 By: _____________________________________
                                 Its: ____________________________________


                                 CHAPARRAL BOATS, INC.


                                 By: _____________________________________
                                 Its: ____________________________________



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